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EXHIBIT 10.20


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into this 12th day of June, 2000 (the "Effective Date"), by and between 800 TRAVEL SYSTEMS, INC., a Delaware corporation (the "Corporation"), and Peter M. Sontag (the "Participant").

                                   WITNESSETH:

         WHEREAS, the Participant has been granted the option set forth in this Agreement as consideration for his agreement to serve as the Chief Executive Officer of the Corporation; and

         WHEREAS, with the consent of the Board of Directors, the Corporation has granted the Participant stock options on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.       GRANT OF OPTIONS.

         Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Participant the right and option to purchase up to a total of One Hundred Thousand (100,000) shares of the common stock, $.01 par value per share, of the Corporation (the "Common Stock") at the option price of $3.00 per share, and One Hundred Thousand (100,000) shares of the Common Stock at the option price of $5.00 per share (together, the "Options"). The Options granted hereby are non-qualified options and are not being granted under any stock option plan of the Corporation. The Options are in addition to any options granted to the Participant pursuant to his employment agreement with the Corporation and are governed exclusively by the terms of this Agreement and not by the terms of such employment agreement.

2.       PERIOD OF EXERCISE.

         The Options shall become exercisable by the Participant on December 12, 2000.

3.       MANNER OF EXERCISE.

         If the Participant elects to exercise the Options to purchase shares of Common Stock, he shall give written notice of such exercise to the Corporate Secretary of the Corporation. The notice of exercise shall state the number of shares of Common Stock as to which the Options are being exercised.

         The Participant may exercise the Options to purchase all, or any lesser whole number, of the number of shares of Common Stock which he is then permitted to purchase under Sections 1 and 2.


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4.       PAYMENT FOR SHARES.

         Full payment of the option price for the shares of Common Stock purchased by exercising the Options shall be due at the time the notice of exercise is delivered pursuant to Section 3. Such payment may be made (i) in cash, (ii) at the discretion of the Corporation's Board of Directors, by means of a promissory note secured by a pledge of the shares purchased, or (iii) in any other form acceptable to the Corporation.

         Alternatively, the Participant shall be deemed to have paid the full option price due upon exercise of his Options, if his notice of exercise to the Corporation is accompanied by an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Options promptly to a broker-dealer designated by Participant (which may include the Corporation's transfer agent), together with an irrevocable instruction to such broker-dealer to sell at least that portion of the shares necessary to pay the option price (and any related expenses specified by the parties), and such portion of the sale proceeds is delivered directly to the Corporation immediately after the settlement date. This cashless exercise alternative shall not be available if, at the time of such exercise, the Corporation determines that this procedure would subject the Participant to liability under Section 16(b) of the Securities Exchange Act of 1934.

5.       ISSUANCE OF STOCK CERTIFICATES FOR SHARES.

         The stock certificates for any shares of Common Stock issuable to the Participant upon exercise of the Options shall be delivered to the Participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before the Participant has paid the option price for such shares and made any arrangements for tax withholding, as required by Section 6.

6.       TAX WITHHOLDING.

         Whenever the Participant exercises Options, the Corporation shall notify the Participant of the amount of tax (if any) which must be withheld by the Corporation under all applicable federal, state and local tax laws. The Participant agrees to make arrangements with the Corporation with respect to each exercise of the Options to (a) remit the required amount to the Corporation, (b) authorize the Corporation to withhold a portion of the shares of Common Stock otherwise issuable upon the exercise with a value equal to such tax, (c) authorize the deduction of such amounts from the Participant's regular salary payments, or (d) otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Corporation.

7.       TERMINATION OF EMPLOYMENT.

         If the Participant's employment with the Corporation terminates other than for cause, permanent and total disability or death, the Participant shall be entitled to exercise the Options during a period of 90 days following such termination. If such termination occurs as a result of the Participant's permanent and total disability, the Options may be exercised at any time during the six month period following the date of such termination; and if such termination is for cause, the Options shall expire and be of no further effect upon the termination date.


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8.       EFFECT OF DEATH.

         If the Participant dies before the Options expire or have been exercised with respect to all of the shares of Common Stock subject to the Options, any portion of the Options not previously exercised at the date of death may be exercised by the Participant's personal representative, or any person to whom the Options may be transferred by his will or by the laws of descent and distribution, to the extent not previously exercised, at any time prior to the first anniversary of the date of death. For this purpose, the terms of this Agreement shall be deemed to apply to such person as if he were the Participant.

9.       REGISTRATION.

         The Corporation shall include the Options in the first Form S-8 registration statement that it files with the Securities and Exchange Commission after the date of execution of this Agreement.

10.      NONTRANSFERABILITY.

         The Participant's rights under the Options may not be assigned or transferred by the Participant other than by will or the laws of descent and distribution. The Options may not be exercised by anyone other than the Participant or, in the case of the Participant's death, by the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution.

11.      SECURITIES LAWS.

         The Corporation may from time to time impose any conditions on the exercise of the Options as it deems necessary or advisable to ensure that the Options granted hereunder, and each exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Options until the offering of the shares covered by the Options has been registered under the Securities Act of 1933, or the printing of legends on all stock certificates issued to the Participant referring to the restrictions on the transferability of such shares.

12.      RIGHTS PRIOR TO ISSUANCE OF CERTIFICATES.

         Neither the Participant nor any person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Common Stock until the date he is entitled to be issued certificates for such Common Stock as provided in Section 5 above.

13.      OPTIONS NOT TO AFFECT EMPLOYMENT.

         Neither this Agreement nor the Options granted hereunder shall confer upon the Participant any right to continued employment with the Corporation, and this Agreement shall not in any way modify or restrict any rights the Corporation may have to terminate such employment.

14.      ADJUSTMENTS.

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         In the event of any change in the Common Stock of the Corporation by reason of a stock dividend or forward or reverse stock split that affects the Options or the ability of the Participant to exercise his rights under the Options (each a "Transaction"), the number of shares of Common Stock made the subject of the Options and the prices at which such shares of Common Stock are subject to purchase by the Participant shall be adjusted appropriately to insure that the shares of Common Stock will be subject to acquisition by the Participant at a price and upon terms commensurate to those herein set forth. The Company shall be required to notify the Participant promptly following its approval of each Transaction and to provide the Participant with a statement describing how the proposed Transaction will affect his rights under the Options and what adjustment is being made to offset such affect.

15.      MISCELLANEOUS.

         (a) This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

         (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

         (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


"CORPORATION"


800 TRAVEL SYSTEMS, INC.                     "PARTICIPANT"



By:
   ------------------------------            -----------------------------------
   Robert B. Morgan, CFO                     Peter M. Sontag